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                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by registrant / /

Filed by a party other than the registrant /x/           / /  Confidential,
                                                              for Use of the
                                                              Commission Only
Check the appropriate box:                                    (as permitted by
/ / Preliminary proxy statement                               Rule 14a-6(e)(2))

/ / Definitive proxy statement

/ / Definitive additional materials

/x/ Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                           RJR NABISCO HOLDINGS CORP.
                 ----------------------------------------------
                (Name of Registrant as Specified in its Charter)


                                BROOKE GROUP LTD.
                   ------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

                                 ---------------

Payment of filing fee (Check the appropriate box):

/ / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:
       (2) Aggregate number of securities to which transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       (4) Proposed maximum aggregate value of transaction:
       (5) Total fee paid:

/x/ Fee paid previously with preliminary materials.

                                 ---------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid: ____________

(2)      Form, schedule or registration statement no.: _____________

(3)      Filing party: ____________________

(4)      Date filed: _________________

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FOR IMMEDIATE RELEASE
---------------------
                                Contact: George Sard/Anna Cordasco/Paul Caminiti
                                         Sard Verbinnen & Co
                                         212/687-8080



                 BROOKE SAYS RJR NABISCO IS IGNORING NYSE RULES
                  BY NOT SETTING A DATE FOR ITS ANNUAL MEETING

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              RECORD DATE TO BE ABLE TO VOTE IS ONLY TWO DAYS AWAY

     MIAMI, FL, FEBRUARY 27, 1996 -- Brooke Group Ltd. (NYSE: BGL) charged today that RJR Nabisco (NYSE: RN) is ignoring New York Stock Exchange ("NYSE") rules that state member companies should set a date for their Annual Meeting of stockholders by no later than 10 days before the record date they have established for the meeting.

     RJR Nabisco has set February 29, 1996 as the record date for its 1996 Annual Meeting, yet has failed to disclose when the meeting will take place. Accordingly, RJR Nabisco has been ignoring the NYSE rules since February 19, 1996. The importance of the record date is that only shareholders of record on that date are eligible to vote at the Annual Meeting.

     The following letter was sent on February 21, 1996, by Brooke Group's legal counsel Lawrence Lederman of Milbank, Tweed, Hadley & McCloy, to RJR Nabisco's corporate secretary, H. Colin McBride, but the letter has gone unanswered:

              "As you know, Brooke Group Ltd. yesterday filed preliminary proxy material with respect to the election of directors at the 1996 Annual Meeting (the "Annual Meeting") of Stockholders of RJR Nabisco Holdings Corp. (the "Company"). The Company also filed its preliminary proxy material, but for some unexplained reason left the meeting date open as "April _____". As yet, although it has publicly announced a record date of February 29, 1996, the Company has not announced the date for the Annual Meeting. We can only assume that the Annual Meeting will be held at approximately the same time (mid-April) as last year. Analysts and the media also are speculating that the Annual Meeting will be in mid-April. There is informed speculation to the effect that it has been set for April 19, 1996.

              We discern no valid reason for the Company to continue to conceal the Annual Meeting date from its stockholders. Stockholders will have to make

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         arrangements to attend the Annual Meeting, as your preliminary material notes. Analysts and the media should not have to speculate on a meeting date. Nor should Brooke, since it will be soliciting. The Company has required advance notice from Brooke of its solicitation, but does not feel constrained to act in accordance with applicable governing principles. Indeed, according to the New York Stock Exchange Listed Company Manual Paragraphs 204.22 and 204.29, the Company should already have delivered a notice to the Stock Exchange which includes "the record date and the meeting date." It is time to end this petty corporate gamesmanship."

     Brooke recently announced that, based on a preliminary count, it won its consent solicitation to immediately spin off the Nabisco (NYSE: NA) food business to RJR Nabisco shareholders and to restore the previous right of shareholders to call special meetings. Brooke has proposed a slate of directors to replace the RJR Nabisco (NYSE: RN) Board at the 1996 Annual Meeting. Brooke's directors are committed to a three-part platform: immediately spinning off Nabisco, revitalizing the tobacco business, and improving corporate governance.

     Brooke Group controls Liggett Group, tobacco and real estate operations in the former Soviet Union and has a substantial equity interest in New Valley Corporation.

     CERTAIN ADDITIONAL INFORMATION: Brooke Group Ltd. ("Brooke Group") will be soliciting proxies for the proposals set forth in its Preliminary Proxy Statement currently on file with the Securities and Exchange Commission. The following persons may be deemed to be participants in the solicitation by Brooke
Group: Brooke Group, BGLS Inc. ("BGLS"), Liggett Group Inc. ("Liggett"), Bennett
S. LeBow, Andrew E. Balog, Marc N. Bell, Robert J. Eide, Karen Eisenbud, Ronald Fulford, High River Limited Partnership, Carl C. Icahn, J. Bryant Kirkland, III, Richard J. Lampen, Seth Lemler, Howard M. Lorber, Robert M. Lundgren, Jeffrey S. Podell, Jorden Podell, Gerald E. Sauter, Michael Wainstein, Arnold I. Burns, Rouben V. Chakalian, Robert L. Frome, Dale M. Hanson, Barry W. Ridings, William
H. Starbuck, Peter Strauss and Frederick W. Zuckerman. Brooke Group beneficially owns, directly, 200 shares of RJR Nabisco Common Stock. Brooke Group beneficially owns 100% of the outstanding capital stock of BGLS, which beneficially owns 100% of outstanding capital stock of Liggett. Liggett beneficially owns, directly, 200 shares of RJR Nabisco Common Stock and 1,000 shares of Class A Common Stock of Nabisco Holdings Corp. In addition, BGLS directly and indirectly owns 618,326 Class A Senior Preferred Shares, 250,885 Class B Preferred Shares and 79,794,229 Common Shares, or approximately 56% of the outstanding Class A Senior Preferred Shares, 9% of the Class B Preferred Shares and 42% of the Common Shares, of New Valley Corporation, which owns all of the outstanding capital stock of ALKI Corp., which beneficially owns, directly, 4,892,550 shares of RJR Nabisco Common Stock, or approximately 1.8% of the outstanding RJR Nabisco Common Stock. Bennett S. LeBow, who is the Chairman of the Board, President and Chief Executive Officer of Brooke Group, BGLS and ALKI, may be deemed to be the beneficial owner of 10,521,208 shares of common stock of Brooke Group, or

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                                       3

approximately 56.8% of Brooke Group's outstanding common stock. Mr. Lampen currently beneficially owns, directly, 2,000 shares of RJR Nabisco Common Stock. Dr. Starbuck currently beneficially owns, directly, 1,000 shares of RJR Nabisco Common Stock. Mr. Strauss currently beneficially owns, directly, 1,000 shares of RJR Nabisco Common Stock. To the best of Brooke Group's knowledge, none of the other persons who may be deemed participants currently own any shares of RJR Nabisco stock.

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